UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: August 10, 2004

Date of earliest event reported: August 9, 2004

SONIC SOLUTIONS

(Exact name of registrant as specified in its charter)

California	72870	93-0925818
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110, Novato, California	94945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 893-8000

Item 5. Other Events.

On August 9, 2004, Sonic Solutions (“Sonic”) and Roxio, Inc. (“Roxio) announced that they had entered into an Asset Purchase Agreement (the “Agreement”) for Sonic to acquire the consumer software product division of Roxio (“the Acquisition”) for a total purchase price of $80 million. The press release associated with the announcement of the Acquisition is filed as Exhibit 99.1 hereto and incorporated by reference herein. As consideration for the purchase, Sonic will pay $70 million in cash, subject to adjustments described in the Agreement, and issue shares of its common stock valued at $10 million. The Agreement is filed as Exhibit 2.1 hereto, and is incorporated by reference herein. The foregoing description of the terms and conditions of the Agreement is qualified in its entirety by, and made subject to, the terms and conditions set forth in the Agreement.

As part of the Acquisition, Sonic will acquire intellectual property rights to the Roxio products, certain tangible assets, and certain liabilities.

The parties expect to close the Acquisition in the fourth quarter of calendar year 2004. The closing of the Acquisition is subject to the fulfillment of closing conditions, including approval by the stockholders of Roxio, regulatory approvals and the receipt of third-party consents.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits .

(c)	Exhibits

2.1	Asset Purchase Agreement by and between Roxio Inc. and Sonic Solutions, dated as of August 9, 2004.

99.1	Sonic Solutions Press Release, dated August 9, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC SOLUTIONS

/s/ Robert J. Doris
By: Robert J. Doris
President and Director
(Principal Executive Officer)

Date: August 10, 2004

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EXHIBIT INDEX

2.1	Asset Purchase Agreement by and between Roxio Inc. and Sonic Solutions, dated as of August 9, 2004.

99.1	Sonic Solutions Press Release, dated August 9, 2004.

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